SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

COASTAL BANCORP, INC.
(Exact name of registrant as specified in charter)

TEXAS	0-24526	76-0428727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer, Suite 600, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(713) 435-5000

(Former name or former address, if changed since last report):	Not applicable

Item 7(c).        Exhibits.

The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD.

Exhibit No.    Description
99.33       News Release issued by the Registrant on December 2, 2003

Item 9 .           Regulation FD Disclosure

On December 2, 2003, Coastal Bancorp, Inc. and Hibernia Corporation issued a news release dated December 2, 2003, announcing that they had signed an Agreement and Plan of Merger pursuant to which Hibernia Corporation would acquire Coastal Bancorp, Inc. and its subsidiaries. A copy of the news release is furnished as an exhibit hereto and incorporated by reference into this Item 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003        COASTAL BANCORP, INC.

/s/ Catherine N. Wylie
By: Catherine N. Wylie
Senior Executive Vice President/
Chief Financial Officer